EXHIBIT 10.5

General Terms and Conditions for General Banking Facilities and Loan Facility(ies)

Important Notice:	These General Terms and Conditions for General Banking Facilities and Loan Facility(ies) set out the terms and conditions upon which the Bank would provide / continue / renew general banking facilities and loan facility(ies) to borrowers. Borrower(s) is / are advised to read and understand these terms and conditions carefully before accepting the general banking facilities and loan facility(ies).

These General Terms and Conditions for General Banking Facilities and Loan Facility(ies) (as amended and in force from time to time) (“these General Terms and Conditions”) shall apply to all general banking facilities and loan facility(ies) (the “Facilities”) which Bank of China (Hong Kong) Limited (the “Bank”) may now or at any time hereafter grant to you as the Borrower.

1.	Definitions

In these General Terms and Conditions and the Facility Letter, unless the context otherwise requires, the following expressions shall have the following meanings:-

B Prime	means the prime rate for any currency other than HKD or USD as may be quoted by the Bank from time to time and subject to fluctuation;

Business Day	means a day on which commercial banks in Hong Kong are open for business but excluding Saturdays, Sundays and public holidays;

Base Rate	means the HKD Prime, USD Prime, B Prime, HIBOR, LIBOR or such other rates as may be determined by the Bank from time to time (as the case may be);

B/B L/C	means Letters of Credit Issuance and Inward Bills Facility on a “back to back” basis against master letters of credit which is available on a “direct shipment” basis only;

Borrower	means any party to whom the Facilities are granted or made available by the Bank;

DDC O/D	means the Overdraft Facility made available to the Borrower under current account(s) denominated in HKD against uncleared cheque(s) which is/are due and which shall be expressed as a percentage of the face amount of the relevant cheque(s) as stated in the relevant Facility Letter;

Default Administrative Charges	means the amount of charges referred to in Clause 6.5;

Default Margin	means, without prejudice to Clause 6.2 below, 6% per annum for Loan Facility(ies), 10% per annum for HKD OD, DDC OD, PDC OD and USD OD or the rate specified by the Bank from time to time and displayed or posted in the Bank’s banking halls or such other rate as the Bank may designate and notify the Borrower;

D/L	means Demand Loan Facility;

D/P / D/A	means Export-Bills Purchase Facility against export collection bills on Documents Against Payment (“D/P”) and/or Documents Against Acceptance (“D/A”) basis with a tenor and up to a percentage of the relevant bills as stated in the relevant Facility Letter;

EID	means Export Invoice Discounting Facility with a tenor and up to a percentage against invoice(s) issued by the Borrower for goods sold or supplied by the Borrower;

EF	means the Export Factoring Facility made available to the Borrower on security of certain export factoring arrangement of accounts receivables;

Event of Default	means any one of the events mentioned in Clause 24 below and reference to “Events of Default” shall be construed accordingly;

Facility(ies)	means the various general banking facilities and loan facility(ies) granted or made available to the Borrower from time to time as set out in the Facility Letter(s) and reference to “Facility” shall be construed accordingly;

Facility Letter	means the facility letter(s) containing the terms and conditions of the Facilities issued by the Bank to the Borrower, as may be amended, revised or supplemented from time to time;

Forward F/X	means Forward Foreign Exchange Facility;

F/X and Currency Option Transaction Facility	means the F/X and Currency Option Transaction Facility granted in connection with F/X Currency Option Transactions pursuant to the Terms and Conditions for Treasury and Derivative Products;

Gold Bar Lending	means the lending of gold bars by the Bank to the Borrower upon such terms and conditions as the Bank may deem fit;

HIBOR	means in respect of a particular interest period and in relation to any advance and/or drawing under the Facilities in HKD, the rate per annum quoted by the Bank in the Hong Kong Interbank Hong Kong Dollar Market and known as “Hong Kong Interbank Offered Rate”;

HKD	means Hong Kong dollars, the lawful currency of Hong Kong;

HKD O/D	means any Overdraft Facility made available to the Borrower under current account(s) denominated in HKD;

HKD Prime	means the prime rate for HKD as may be quoted by the Bank from time to time and subject to fluctuation;

Hong Kong	means the Hong Kong Special Administrative Region of the People’s Republic of China;

IIF	means Import Invoice Financing with a tenor and up to a percentage of the relevant invoice as stated in the relevant Facility Letter;

I/L	means Import Loans Facility with a tenor as stated in the relevant Facility Letter;

L/C	means Letters of Credit Issuance and Inward Bills Facility;

L/G	means Letters of Guarantee Issuance Facility;

L/I	means Export-Bills Negotiation Facility against drafts/documents (not conforming to terms of export letter of credit);

LIBOR	means in respect of a particular interest period and in relation to any drawing under the Facilities in a currency other than HKD, the rate per annum quoted by the Bank in the London Interbank Market and known as “London Interbank Offered Rate”;

Loan Facility(ies)	means the Mortgage Loan Facility, Term Loan Facility, Demand Loan Facility, Revolving Loan Facility and any other loan facilities made available to the Borrower whether or not on the security of certain property(ies) or securities as stated in the relevant Facility Letter;

ML	means Mortgage Loan Facility;

MML	means Money Market Line Facility;

Original Interest Rate	means the respective applicable rate of interest for HKD O/D, DDC O/D, PDC O/D or USD O/D as specified in the Facility Letter;

Payment Order	means bills, drafts, orders and/or other instruments;

PDC O/D	means Overdraft Facility made available to the Borrower under current account(s) denominated in HKD against post-dated cheque(s) with a tenor and up to a percentage of the relevant cheque(s) as stated in the relevant Facility Letter;

P/L	means Packing Loans Facility which shall be expressed as a percentage of the relevant export L/C as stated in the relevant Facility Letter;

POD	means Payment Order Discounting Facility against any Payment Order purchased or discounted by the Bank from the Borrower;

PSF	means Pre-Shipment Financing Facility which shall be expressed as a percentage of the relevant purchase order/contract as stated in the relevant Facility Letter;

R/L	means Revolving Loan Facility;

S/G	means Shipping Guarantees Issuance Facility;

Security Documents	means such documents as may have been or may hereafter be executed to secure the Facility(ies) and all other documents supplemental to, collateral with or derived from any of them;

Standby L/C	means Standby Letters of Credit Issuance Facility;

Swap Transaction Facility	means the Swap Transaction Facility granted in connection with the entering into of Swap Transactions pursuant to the Terms and Conditions for Treasury and Derivative Products;

T/L	means Term Loan Facility;

T/R	means Trust Receipt Facility with a tenor as stated in the relevant Facility Letter;

USD	means United States dollars, the lawful currency of United States;

USD O/D	means Overdraft Facility made available to the Borrower under account(s) denominated in USD; and

USD Prime	means the prime rate for USD as may be quoted by the Bank from time to time and subject to fluctuation.

2.	Availability

2.1	Subject to the Borrower’s acceptance of and full compliance with the terms and conditions set out in the relevant Facility Letter and production and where appropriate, execution of all appropriate documentation mentioned in the relevant Facility Letter to the Bank’s satisfaction and payment of all required fees and charges, the Facilities set forth in the relevant Facility Letter will be made available to the Borrower for use until such time as the Bank shall notify the Borrower in writing to the contrary.

2.2	The Facilities shall be deemed automatically drawn down by the Borrower and/or advanced by the Bank when payment or liability is made or incurred by the Bank under the relevant Facilities. For the avoidance of doubt and subject to the Bank’s overriding discretion, setting up of credit limits in respect of any overdraft facility and/or any other Facilities would only be effected on Business Days.

2.3	The Bank reserves the absolute right to (i) reject any application from the Borrower to be provided with or utilize the Facilities and (ii) review and make adjustment to the Facilities at any time at its sole and absolute discretion.

2.4	Where a Facility (the “First Facility”) is said to be interchangeable with another Facility (the “Second Facility”) as stated in the Facility Letter, and any free unutilized balance is available under the First Facility, the whole amount of such free unutilized balance can be made available to the Borrower for utilization under the Second Facility, subject to any limit stated in the Facility Letter. The reverse shall apply if the interchangeability of the Facilities is stated to be operative vice versa in the relevant Facility Letter. For the avoidance of doubt, any balance of any Facility which is withheld by the Bank shall not be treated as free unutilized balance of such Facility.

2.5	In case of T/R being granted, it means that T/R and S/G are granted such that the T/R are interchangeable with the S/G.

2.6	Unless otherwise stated in the relevant Facility Letter, whenever T/R are granted together with L/C, such T/R are granted by the Bank as part of the L/C so that the utilization of the T/R is subject to the availability of free unutilized balance under the L/C and upon utilization, will reduce the free unutilized balance of the L/C by a corresponding amount.

2.7	In case of T/L or D/L, any advance under such Facility shall be made against a drawdown notice, except that no drawdown notice is required if an application by the Borrower for opening a letter of credit has been accepted by the Bank, in which case drawdown shall be deemed to have been made at the time when payment or a commitment to pay is made by the Bank pursuant to the relevant letter of credit. If a shipping guarantee shall be issued by the Bank on behalf of the Borrower, drawdown shall be deemed to have been made at the time when the Bank pays the beneficiary under the shipping guarantee. Any payment by the Bank in a currency other than the currency of the relevant Facility shall be converted at the spot rate of exchange quoted by the Bank for buying the currency of payment with the currency of the relevant Facility.

2.8	If a drawdown notice specifies that the relevant advance shall be credited to an account opened in the name of a third party (and not the Borrower), the Borrower shall remain liable for the repayment of the advance.

2.9	A drawdown notice shall be irrevocable once given.

2.10	Subject to the Bank’s overriding discretion, a drawdown will only be effected on a Business Day (which in the case of a Facility being denominated in USD shall mean a day on which commercial banks in Hong Kong, London and New York City are open for business but excluding Saturdays, Sundays and public holidays).

3.	Interest

3.1	All amounts advanced/drawn under the Facilities shall be charged with interest (as well before as after judgment and subject to fluctuation), commission and/or other charges at such rates as specified in the relevant Facility Letter or at such standard rates specified in any schedule of charges published by the Bank from time to time, or such other rates as the Bank may from time to time determine in its absolute discretion. The schedule of charges shall be made available to the Borrower at any time upon request. In the event that the interest rate(s) chargeable on any of the Facilities as a result of fluctuation or otherwise shall fall below zero, the interest rate(s) chargeable on such Facilities shall be deemed to be zero. For the avoidance of doubt, the minimum interest rate chargeable on the Facilities at all times shall not fall below zero.

3.2	Unless otherwise specified in these General Terms and Conditions or the relevant Facility Letter, interest on the Facilities will accrue from day to day and be calculated on the basis of actual number of days elapsed and a 365-day year for HKD and Pound Sterling or a 360-day year for other currencies or according to the market practice as the Bank may from time to time adopt in its absolute discretion.

3.3	In the case of the Loan Facility(ies), unless otherwise specified in the Facility Letter, interest will accrue on the basis of actual number of days elapsed and a 365-day year for HKD and Pound Sterling or a 360-day year for currencies other than HKD and Pound Sterling or according to the market practice as the Bank may from time to time adopt in its absolute discretion.

3.4	All accrued interest shall be payable on demand, and if no demand is made, shall be paid on the due date of each instalment payable in respect of a Facility or, in the case where the principal sum of the Facilities is not payable by periodical instalments, at such interval as the Bank may designate in the Facility Letter or according to the Bank’s customary practice as may be notified to the Borrower from time to time and if not so paid, the Bank shall have the right to capitalize such unpaid interest as principal advance so that it shall bear interest at the same rate.

3.5	Subject to the Bank’s approval, if any Facility is drawn in a currency other than that specified in the Facility Letter, the interest rate applicable to such Facility shall be such rate as determined by the Bank from time to time.

3.6	In respect of HKD O/D, DDC O/D and PDC O/D, the Bank shall be entitled to charge the highest of (i) the Original Interest Rate applicable to such facilities; or (ii) the overnight HIBOR; or (iii) the Bank’s cost of funds as may be quoted by the Bank from time to time.

3.7	In respect of USD O/D, the Bank shall be entitled to charge the highest of (i) the Original Interest Rate applicable to such facilities; or (ii) the overnight LIBOR plus 4% per annum; or (iii) the Bank’s cost of funds as may be quoted by the Bank from time to time.

3.8	In respect of any overdraft facility (including HKD O/D, DDC O/D, PDC O/D and USD O/D), the interest accrued thereon shall be payable on the last Business Day of each month. Notwithstanding Clause 1 above and for the purpose of this Clause 3.8 only, “Business Day” shall mean a day on which commercial banks in Hong Kong are open for business but excluding Sundays and public holidays.

3.9	In respect of Facilities other than overdraft facilities, if interest on any such Facilities is charged by reference to a Base Rate plus an interest margin or at a fixed rate, and if for any reason whatsoever, the Base Rate is not available, or if the Bank’s cost of funds, as determined solely by the Bank, for maintaining such Facilities exceeds the Base Rate or the fixed rate, or if the Bank is unable to obtain deposits to fund such Facilities, the Bank shall be entitled, without limiting the right of the Bank under Clause 3.1 to charge interest, commission or charges at such rates as it may determine from time to time, to charge interest at the Bank’s cost of funds or the overnight HIBOR/ the overnight LIBOR (whichever is the highest) plus the said interest margin or where interest is charged at a fixed rate, an interest margin determined by the Bank.

3.10	In respect of a Loan Facility where the Borrower is entitled to choose the duration of interest periods, all accrued interest shall be paid in arrears at the end of each interest period (“Interest Payment Date”). No interest period shall extend beyond the final maturity date as set out in the Facility Letter and if any interest period would otherwise extend beyond such date, it shall end on such date. If the Bank receives no valid selection of an interest period from the Borrower, that interest period shall be one month. If any interest period would otherwise end on a day which is not a Business Day, it shall end on the immediately succeeding Business Day, if there is one within the same calendar month, and, if not, on the immediately preceding Business Day.

3.11	In the case where the principal sum of the Facilities are not payable by periodical instalments and the Bank designates in the Facility Letter that the interest accrued on the Facilities are payable monthly in arrears, the first interest payment date shall be the date in the succeeding month corresponding to the date of the drawdown of the relevant Facilities and thereafter subsequent interest payment dates shall be the corresponding dates in each and every succeeding months provided that no Interest Payment Date shall extend beyond the final maturity date of the relevant Facilities set out in the Facility Letter.

4.	Payment

4.1	All payments or repayments made by the Borrower to the Bank are to be made in the currency of the payment or liabilities made or incurred by the Bank under the Facility Letter or otherwise in the converted currency if the Bank exercises its rights under Clause 4.3 (the “Applicable Currency”), in immediately available funds without set-off or counter-claim and free and clear of and without withholding or deduction of any or all present or future taxes, duties or other charges.

4.2	No payment to the Bank (whether under any judgment, court order or otherwise) shall discharge the obligation or liability of the Borrower in respect of which it was made unless and until the Bank shall have received payment in full in the Applicable Currency , and to the extent the amount of any such payment shall on actual conversion into the Applicable Currency fall short of such obligation or liability expressed in the Applicable Currency, the Bank shall have a further separate cause of action against the Borrower.

4.3	The Bank hereby expressly reserves the right, at any time at its absolute discretion without giving any reason therefor, by giving 3 days’ prior notice in writing to the Borrower to: -

(a)	convert all or any outstanding indebtedness, liabilities and/or obligations due, owing or incurred by the Borrower under any Facility denominated in the currency specified in the Facility Letter for the relevant Facility into HKD; or

(b)	convert all or any outstanding indebtedness, liabilities and/or obligations due, owing or incurred by the Borrower under any Facility denominated in a currency other than that specified in the Facility Letter for the relevant Facility into the currency so specified for the relevant Facility or into HKD, as the Bank may deem fit in its absolute discretion.

The aforesaid conversion shall be at the then prevailing rate of exchange as the Bank may determine conclusively. For the avoidance of doubt, after such conversion, the Bank shall be entitled to re-determine the applicable interest rate for the converted indebtedness, liabilities and/or obligations on the basis that the same are denominated in HKD or (as the case may be) in the currency specified in the Facility Letter for the relevant Facility.

4.4	Any payment made to the Bank in a currency other than the Applicable Currency may at the Bank’s absolute discretion be converted into the Applicable Currency to cover the obligations and liabilities of the Borrower in that currency at the then prevailing spot rate of exchange as conclusively determined by the Bank for purchasing the Applicable Currency with the existing currency.

4.5	All payments made by the Borrower to the Bank shall be accepted upon and subject to the Bank’s practice and terms and conditions and where applicable to the rules of any relevant clearing system for the time being and from time to time in force, and shall be deemed not to have been made until such time as the relevant funds have been cleared and received for value by the Bank.

5.	Repayment

5.1	Notwithstanding anything to the contrary contained in the Facility Letter and in these General Terms and Conditions but subject to Clause 27.8 hereof, the Bank reserves the overriding right to demand immediate repayment of all the outstanding indebtedness, liabilities and/or obligations (including interest and default interest thereon) due, owing or incurred by the Borrower (actual or contingent) to the Bank under or in respect of the Facilities.

5.2	Unless otherwise provided in the Facility Letter and/or these General Terms and Conditions and/or General Terms and Conditions for Mortgage Loan Facility or agreed by the Bank in writing, in the case of the Facilities being payable by monthly instalments, the first instalment shall be due and payable one month after the drawdown of the relevant Facilities; in the case of the Facilities being payable by bi-weekly instalments, the first instalment shall be due and payable two weeks after the drawdown of the relevant Facilities.

5.3	Subject to the Bank’s approval, in the case of the Facilities being payable by the Borrower by monthly instalments, the Borrower may designate a day of each successive month as pre-set payment dates for payment of the monthly instalments to the Bank. The first pre-set payment date shall be the pre-set payment date which immediately follows the date of drawdown of the relevant Facilities. If the first pre-set payment date is not the date falling one month from the drawdown date of the relevant Facilities :-

(a)	the first monthly instalment shall be due and payable on the second pre-set payment date and the subsequent monthly instalments on the corresponding subsequent pre-set payment dates;

(b)	interest on the relevant Facilities shall accrue on a daily basis for the period from the drawdown date of the Facilities to the first pre-set payment date (the “Extended Interest”);

(c)	the amount due and payable for the first monthly instalment shall be a sum representing the monthly instalment payable (calculated as if the relevant Facilities were drawn on the first pre-set payment date) together with the Extended Interest.

If the first pre-set payment date is the date falling one month from the drawdown date of the relevant Facilities, the first monthly instalment shall be due and payable on the first pre-set payment date and there shall be no Extended Interest payable by the Borrower.

5.4	If there is any variation in the interest rate resulting from a change in the Base Rate, the Bank may vary either the amount or number of instalments or both at the Bank’s sole discretion and will notify the Borrower subsequently. Subject to the Borrower’s payment of the Bank’s cost, a revised instalment payment schedule will be provided to the Borrower upon request.

5.5	In respect of T/L or D/L where HIBOR or LIBOR is used as the Base Rate and where repayment is required to be made on an Interest Payment Date only, or in respect of R/L, if a repayment is not made on an Interest Payment Date, the Borrower shall indemnify the Bank for any break-funding cost which would have been incurred in the amount certified by the Bank.

5.6	Unless it is provided in the Facility Letter that the principal of the Facilities is payable by instalments, the principal of the Facilities shall be repaid in full on the final maturity date set out in the Facility Letter.

5.7	If the Borrower shall anticipate or experience any difficulty in repaying or servicing the Facilities, the Borrower shall inform the Bank as soon as possible.

6.	Default interest/charges

6.1	Time shall be of the essence of any payment or repayment to be made by the Borrower.

6.2	The Bank reserves the right to charge default interest (as well after as before judgment) on a day to day basis on any sum which is not paid when due: -

(a)	In respect of HKD O/D, DDC O/D, PDC O/D, at (i) the HKD Prime plus the Default Margin, or (ii) the overnight HIBOR, or (iii) the Bank’s cost of funds, whichever is the highest, provided that the foregoing default rate and method of calculation shall apply irrespective of whether the due but unpaid overdrafts fall within the overdraft limit previously allowed by the Bank or otherwise.

(b)	In respect of USD O/D, at (i) the USD Prime plus the Default Margin, or (ii) the overnight LIBOR plus 4% per annum, or (iii) the Bank’s cost of funds, whichever is the highest, provided that the foregoing default rate and method of calculation shall apply irrespective of whether the due but unpaid overdrafts fall within the overdraft limit previously allowed by the Bank or otherwise.

(c)	For Loan Facility(ies), at the higher of (i) Default Margin plus the prime rate for the relevant currency and as may from time to time be quoted by the Bank, or (ii) the Bank’s cost of funds; or such other rates as the Bank may from time to time determine at its absolute discretion.

(d)	For Facilities other than HKD O/D, DDC O/D, PDC O/D, USD O/D and Loan Facility(ies), at (i) Default Margin plus the prime rate for the relevant currency and as may from time to time be quoted by the Bank, or (ii) the overnight inter-bank offered rate for the relevant currency and as may from time to time be quoted by the Bank, or (iii) the Bank’s cost of funds whichever is the highest; or such other rates as the Bank may determine from time to time at its absolute discretion.

6.3	(a)

In respect of HKD O/D, DDC O/D and PDC O/D, the Bank shall have the right to charge default interest at the higher of (i) such default rate and in such method of calculation as set out in Sub-clause 6.2(a) on any sum which is overdrawn in excess of the applicable pre-agreed overdraft limit, whether such excess is allowed by the Bank in the exercise of its discretion or upon the request of the Borrower or otherwise, or (ii) the Original Interest Rate.

(b)	In respect of USD O/D, the Bank shall have the right to charge default interest at (i) the USD Prime plus 6% per annum, or (ii) the overnight LIBOR plus 4% per annum or, (iii) the Bank’s cost of funds, or (iv) the Original Interest Rate applicable to the USD O/D, whichever is the highest, on any sum which is overdrawn in excess of the applicable pre-agreed overdraft limit, whether such excess is allowed by the Bank in the exercise of its discretion or upon the request of the Borrower or otherwise.

6.4	Default interest shall accrue on a day to day basis and be calculated from the date when payment is due up to the date of final payment in full. In the case of the Loan Facility(ies) being payable by monthly instalments, default interest shall accrue and be calculated from the due date of the relevant instalment payment on a half-monthly basis with a 30-day month, up to the half-month in which actual payment in full has been made. The first 15 days from the due date shall be the first half month and the following 15 days shall be the second half month. The subsequent successive half-month periods shall be determined accordingly. In the case of the Loan Facility(ies) being payable other than by monthly instalments, calculated from the due date of the relevant instalment or interest payment on a daily basis up to the day on which actual payment in full has been made. The provisions in this Clause 6.4 shall not prejudice or affect the Bank’s rights to charge default interest under Clause 6.2 above.

6.5	Apart from default interest, the Bank reserves the right to charge the Borrower Default Administrative Charges of HKD500.00 or such other amount as determined by the Bank from time to time, on each time when the Borrower fails to make a payment on its due date. In addition, if the Bank shall determine in its absolute discretion that it is necessary to instruct lawyers to issue letter of demand to the Borrower or to take any other recovery action against the Borrower after the Borrower has failed to make any payment on its due date, the Bank shall have the right to recover all the legal costs of reasonable amount and reasonably incurred by the Bank and the Borrower shall be obliged to pay such costs to the Bank upon demand.

6.6	For the avoidance of doubt, in case the Original Interest Rate chargeable on the overdue sum shall exceed the default rate specified in Clause 6.2, the Bank shall have the right to continue to apply such Original Interest Rate notwithstanding the sum is overdue.

6.7	The Bank reserves the right to compound default interest at such intervals as it deems fit.

7.	Forward F/X

7.1	All Forward F/X dealings shall be subject to the terms and conditions stipulated by the Bank from time to time and the market practices prevailing for the time being and must be settled before 3:00 p.m. Hong Kong time on the relevant value date or delivery date for any particular transaction or such other time as may be required by the Bank.

8.	Facilities granted to two or more Borrowers severally

8.1	If, under any Facility Letter, the Facilities are granted to two or more Borrowers severally, such Facilities or any part or parts thereof may, subject to the Bank’s prior approval, be utilized by any one of the relevant Borrowers within such sub-limits (the “Sub-Limits”) (if they are expressly stipulated in the relevant Facility Letter or otherwise imposed by the Bank) and upon such terms as the Bank may determine from time to time. In any event, the Borrowers may not in aggregate borrow more than the amount of the Facilities. For the purpose of this Clause 8, the Facilities that are granted to two or more Borrowers severally are hereinafter called the “Global Facilities” and the facility limit in respect of the Global Facilities is called the “Global Limit”.

8.2	For the avoidance of doubt, unless Sub-Limits are stipulated in the Facility Letter or otherwise imposed by the Bank, the Bank may allow any one or more of the Borrowers to utilize the Global Facilities up to the full extent of the Global Limit, provided that unless the Bank in its absolute discretion agrees, the aggregate utilization of the Global Facilities at any time by all of the relevant Borrowers in respect of each type of the Global Facilities shall not exceed the relevant Global Limit(s) of such Global Facilities.

8.3	Where there are Sub-Limits stipulated in the Facility Letter or otherwise imposed by the Bank, all the Borrowers acting together by themselves or through an authorized representative(s) may apply to the Bank to vary the Sub-Limits allocated to each of the Borrowers by giving the Bank not less than three (3) Business Days’ prior notice. The Bank reserves the absolute discretion to determine whether to accept or reject any such application.

8.4	Upon approval by the Bank of any application to vary the Sub-Limits, each of the relevant Borrowers shall be bound by the variation and any condition imposed by the Bank in respect of such variation.

8.5	Notwithstanding anything herein contained, the Bank reserves the absolute right to re-allocate the Global Facilities and/or the Global Limits and/or the Sub-Limits (if any) at any time and at the Bank’s sole and absolute discretion.

8.6	For the avoidance of doubt, all provisions contained in these General Terms and Conditions applicable to the Facilities shall equally apply to the Global Facilities and insofar as the relevant Borrower’s utilization of and liabilities under or relating to the Global Facilities are concerned, each of the Borrowers to whom the Global Facilities is granted shall be bound by the provisions contained in these General Terms and Conditions.

9.	Facilities to be used by third parties

9.1	Subject to the Bank’s prior approval, the Bank may, at the request of the Borrower, allow the Facilities granted to the Borrower to be utilized by third parties (the “Co-user(s)”) upon the following conditions and other additional conditions as the Bank may from time to time impose:-

(a)	any utilization of the Facilities by the Co-user(s) shall be booked under the account(s) of the Borrower and the Borrower shall be fully liable for the same to the Bank as if it were the party actually utilizing the Facilities;

(b)	in addition and without prejudice to sub-clause (a) above, the Co-user(s) shall, in addition to the Borrower, be fully liable to the Bank in respect of their utilization of the Facilities as if the Facilities were granted in their favour and utilized by them under their own account(s). In this regard, the Co-user(s) shall be bound by these General Terms and Conditions and any other terms and conditions under which the Bank has agreed to grant the Facilities to the Borrower, as if the Co-user(s) is/are the Borrower named therein; and

(c)	in case the Borrower has given any guarantee in favour of the Bank for the obligations and liabilities of the Co-user(s) under general banking facilities granted or to be granted by the Bank in favour of the Co-user(s), such guarantee shall for all intent and purposes cover the obligations and liabilities of the Co-user(s) under sub-clause (b) above. For the avoidance of doubt, this provision shall not be affected in case the liability of the Borrower under sub-clause (a) above is or becomes unenforceable or avoided for whatever reason.

10.	Prepayment

10.1	Unless otherwise provided in the Facility Letter, prepayment under the Loan Facility(ies) shall be subject to the following conditions :-

(a)	where the principal sum of the Loan Facility(ies) is repayable by instalments, all prepayments (whether total or partial) must be paid on an instalment payment date of the Loan Facility(ies), otherwise the Bank shall be entitled to charge interest on the amount to be prepaid up to the next coming instalment payment date;

(b)	in respect of T/L where HIBOR or LIBOR is used as the Base Rate, if a prepayment is not made on an Interest Payment Date, the Borrower shall indemnify the Bank for any break-funding cost which would have been incurred in the amount certified by the Bank;

(c)	the Borrower shall give to the Bank at least 1 month’s prior notice in writing of the Borrower’s intention to prepay whether in whole or in part the outstanding amount of the Loan Facility(ies). Such notice shall be irrevocable once given. If the Borrower fails to give such notice in the prescribed manner, a prepayment fee as may be specified by the Bank from time to time and displayed or posted in the Bank’s banking halls shall be payable by the Borrower on or before the prepayment;

(d)	any partial prepayment shall be in the minimum sum of HKD50,000.00. In the case of any partial prepayment, the Bank may, at its discretion, vary either the amount of the monthly instalment or the number of future instalments;

(e)	amount prepaid shall be subject to the Bank’s right of appropriation under Clause 17 below;

(f)	any prepayment of the principal of the Loan Facility(ies) shall include all interest accrued thereon and may not be re-borrowed;

(g)	all or any sums or liabilities (actual or contingent) payable by the Borrower in connection with the Loan Facility(ies) shall be paid or discharged by the Borrower on or before the prepayment; and

(h)	due payment of any prepayment charges or fees as may be stipulated in the relevant Facility Letter.

11.	Conclusive Statement of Account

11.1	Any statement of account (including, without limitation, the monthly statement) relating to the Facilities signed as correct by any one of the Bank’s officers shall be conclusive evidence of the indebtedness of the Borrower to the Bank and be binding on the Borrower, save for manifest error.

11.2	Any certificate relating to the Bank’s cost of funds or any Base Rate in respect of any Facilities signed as correct by any one of the Bank’s officers shall be conclusive and binding on the Borrower.

11.3	Any opinion, determination or decision by the Bank as to any materiality, effect or otherwise relating to anything herein mentioned or referred to shall be conclusive and binding on the Borrower.

12.	Termination of the Facilities

12.1	Notwithstanding anything contained in the Facility Letter (including any review date stated therein), the Bank reserves the overriding right to :-

(a)	review the Facilities at any time (if applicable, prior to the review date stated in the Facility Letter) and the Facilities shall terminate forthwith (if applicable, even if prior to the said review date) as and when the Bank has given to the Borrower notice of termination; and

(b)	increase, reduce and/or cancel the Facilities or any part or parts thereof or to vary or amend the terms and conditions thereof at any time at its sole and absolute discretion to be effective forthwith (if applicable, even if prior to the said review date) by notice in writing to the Borrower.

12.2	A renewal fee shall be payable by the Borrower when the Facilities or any part or parts thereof are renewed, extended or otherwise revised by the Bank.

13.	Mortgaged Property(ies)

13.1	The following provisions shall apply if property(ies) is/are mortgaged to the Bank as security for the Facilities :-

(a)	the title of the property(ies) to be mortgaged to the Bank shall be approved by solicitors appointed by the Bank;

(b)	the mortgaged property(ies) has/have to be insured against fire risks. The relevant insurance policy denoting the Bank’s interest as mortgagee together with the premium receipt shall be lodged with the Bank forthwith after the Borrower has accepted the relevant Facility Letter under which the Facilities are granted (but in any event prior to the drawdown of the Facilities), and in the case of renewal of any insurance policy, fifteen(15) days before the expiry of the current insurance policy, provided always that if the Borrower fails to perform its obligation as aforesaid, the Bank shall be entitled (but not be obliged) to take out or renew at the Borrower’s costs and expenses the said insurance policy for the Borrower with such insurance company, for such insured amount and on such terms as the Bank shall determine;

(c)	where the property(ies) mortgaged is/are residential property(ies), such property(ies) shall, as indicated and subject to the conditions imposed by the Bank, be insured against fire risks with an insurance company acceptable to the Bank for an amount approved by the Bank. If the amount insured is the full replacement value of the property(ies) and the Bank requires valuation of the property(ies) to be conducted by the Bank’s nominated surveyor from time to time, the Borrower shall be liable to reimburse the Bank on demand all valuation charges, so incurred;

(d)	where the property(ies) mortgaged is/are property(ies) other than residential properties, such property(ies) has/have to be insured through the Bank’s appointed agent upon such terms, for such amount and against such risks as the Bank may require from time to time;

(e)	where the mortgage of the property(ies) is given to the Bank by way of equitable mortgage, the Borrower shall forthwith on demand by the Bank execute or procure the execution of a legal mortgage or legal charge in favour of the Bank on such terms and in such form as the Bank may require;

(f)	the Borrower shall undertake that the property(ies) is/are self-occupied by the registered owner(s) thereof and the property(ies) shall not be let to any other party(ies) unless with the Bank’s prior written consent. The Bank reserves the right to re-determine the interest rate of the relevant Facilities at its absolute discretion upon giving the consent to let and such re-determination of the interest rate shall take immediate effect unless otherwise agreed by the Bank. All costs and expenses (including the Bank’s legal costs on a full indemnity basis) reasonably incurred by the Bank in giving the consent shall be borne and paid by the Borrower; and

(g)	on default in payment of any of the Facilities, the Bank may take possession of and sell the property(ies) pursuant to the terms of the relevant mortgage or charge documents under which the property(ies) is/are mortgaged to the Bank.

14.	Property valuation fees

14.1	The Borrower acknowledges that when any landed property is proposed to be mortgaged to the Bank as security for the Facilities, the Bank may, in its absolute discretion, elect to engage a property valuation agent or its internal office or department, or both, to assess the value or the property concerned. Without prejudice to the generality of the foregoing, during the availability of the Facilities, the Borrower will promptly deliver to the Bank from time to time as requested by the Bank valuation report or reports (with the name of the Bank as the addressee) in respect of the mortgaged property(ies) or any part thereof, which shall be dated not later than 30 days prior to the date of its delivery and prepared at the cost and expense of the Borrower by an independent firm of property valuation agent acceptable to the Bank, as to the then current market value of the mortgaged property(ies).

14.2	If any property valuation agent has been engaged, the Borrower shall be obliged to reimburse the Bank the full amount of the fees charged by the agent and pay the Bank a handling charge in such sum as the Bank may charge its customers generally for arranging such kind of property valuation. If the Bank has engaged its internal office or department to make assessment of the value of the property concerned, the Bank may impose a handling charge on the Borrower in such amount as the Bank may charge its customers generally for such service. All such fees and charges shall be payable by the Borrower forthwith on demand.

14.3	For the avoidance of doubt, unless the Bank otherwise agrees, the Borrower shall be liable for the payments mentioned in Clause 14.2, notwithstanding that the property in question may not eventually be accepted by the Bank as security for the Facilities for whatever reason or that the Facilities are not eventually made available to or utilized by the Borrower on whatever ground.

15.	Indemnity

15.1	The Borrower shall indemnify and keep the Bank fully indemnified from and against all action, suits, proceedings, claims, demands, losses, damages, costs, fees, expenses and/or liabilities of whatsoever nature which the Bank may suffer, incur or sustain, whether actual or contingent, by reason of or in maintaining or enforcing the Facilities granted to the Borrower (including the Facilities used by Co-user(s) as mentioned in Clause 9 above) unless caused by the negligence or wilful default of the Bank and only to the extent of direct and reasonably foreseeable loss (if any) arising directly and solely therefrom.

16.	Expenses

16.1	Whether or not the Facilities are drawn or utilized by the Borrower, all expenses including but not limited to legal fees, communications and other out-of-pocket expenses or reasonable amount and reasonably incurred by the Bank in connection with the Facilities or other documents executed in respect of the Facilities or any enforcement, or attempted enforcement, of the Bank’s rights under the Facility Letter or other documents executed in respect of the Facilities, are to be borne by the Borrower on a full indemnity basis.

17.	Appropriation

17.1	The Borrower hereby irrevocably waive any right or power which it may have of appropriation and the Bank shall have the sole and absolute right to appropriate either at the time of payment or at any time thereafter any moneys paid to the Bank by or otherwise coming into the Banks possession or control from the Borrower in or towards discharging whichever part or parts of liabilities of the Borrower to the Bank as the Bank shall think fit. Any such appropriation shall override any purported appropriation by the Borrower.

18.	Set-off and Lien

18.1	In addition and without prejudice to any general banker’s lien, right of set-off or similar right to which the Bank may be entitled, the Bank shall nave the right and is hereby irrevocably and unconditionally authorized, to the fullest extent permitted by law, from time to time and at any time without notice to the Borrower (any such notice being expressly waived):-

(a)	to set off and appropriate and apply any credit balance in any of the account(s) and/or deposit(s) of the Borrower (whether in its sole name or jointly with others) in whatever currency maintained with any of the Bank’s branches or sub-branches (whether subject to notice or not and whether matured or not) against or on account of the obligations and liabilities whatsoever of the Borrower (whether actual or contingent, future or existing) due, owing or incurred to the Bank; and

(b)

to apply any credit balance in any of the account(s) and/or deposit(s) of the Borrower (whether in its sole name or jointly with others) in whatever currency maintained at any of the Bank’s offices or branches or sub-branches (whether the credit balance was originally available in any account maintained with the Bank (formerly known as Po Sang Bank Limited) or any one or more of Bank of China (Hong Kong Branch), The Kwangtung Provincial Bank (Hong Kong Branch), Sin Hua Bank Limited (Hong Kong Branch), The China & South Sea Bank Limited (Hong Kong Branch), Kincheng Banking Corporation (Hong Kong Branch), The China State Bank Limited (Hong Kong Branch), The National Commercial Bank Limited (Hong Kong Branch), The Yien Yieh Commercial Bank Limited (Hong Kong Branch) and Hua Chiao Commercial Bank Limited (collectively the “Merging Banks ) prior to the merger of the said Merging Banks on 1st day of October 2001 (the “Date of Merger”)) (whether subject to notice or not and whether matured or not) and/or to set off any of the liability of the Bank (whether actual or contingent) due or owing to the Borrower (whether alone or jointly with others) including but not limited to any liability of any one or more of the Merging Banks (whether actual or contingent) which was originally due or owing to the Borrower (whether alone or jointly with others) prior to the Date of Merger, towards satisfaction of or against the Borrower’s obligations and liabilities, whether actual or contingent, future or existing, due, or owing or incurred to the Bank, including but not limited to any such obligations and liabilities of the Borrower originally due, owing or incurred to the Bank or any one or more of the Merging Banks prior to the Date of Merger.

18.2	For the purposes aforesaid, the Bank may convert all or any part of the said credit balance or deposit of the Borrower to such other currencies at the applicable rate of exchange quoted and determined by the Bank as may be necessary.

18.3	If any sum is due but unpaid under the Facilities and/or these General Terms and Conditions, the Bank may at any time without further reference to the Borrower, retain all or any securities, valuables or any other property whatever and wherever situate which may be deposited with or otherwise held by the Bank for or in the name of the Borrower whether for safe custody or otherwise and sell the same or any part thereof at such price as the Bank shall determine whether by public auction, private treaty or tender and the Bank may engage such agent or broker therefor and apply the proceeds thereof in satisfaction of any or all sums owing under the Facilities and/or these General Terms and Conditions after first deducting all costs and expenses of reasonable amount and reasonably incurred by the Bank and the Bank shall not be liable for any loss arising from the sale or other disposition of any such securities, valuables or other property unless caused by the negligence or wilful misconduct of the Bank.

18.4	The rights herein conferred on the Bank are in addition and without prejudice to any rights conferred on the Bank under any security documents at any time and from time to time held by the Bank.

19.	Authorization to debit account(s)

19.1	The Bank shall be entitled to debit at any time and from time to time all or any of the interests, fees, charges, commissions, costs, expenses and other sums due and payable by the Borrower in respect of the Facilities to any of the account(s) of the Borrower without prior notice to the Borrower. Such sums shall be deemed duly drawn or overdrawn from the account(s) by the Borrower.

20.	Debt Collection

20.1	The Bank shall be entitled to employ debt collecting agent(s) to collect any sum due but unpaid by the Borrower under the Facilities. The Borrower agrees, and acknowledges that the Borrower has been warned, that the Borrower shall indemnify and Keep the Bank indemnified on a full indemnity basis against all costs and expenses of reasonable amount which the Bank may reasonably incur in the employment of debt collecting agent(s). The Bank shall be entitled to disclose to such debt collecting agent(s) any or all information relating to the Borrower, the Facilities or the Facility Letter.

21.	Information

21.1	The Borrower (whether a corporation, an individual or otherwise) acknowledges that the Borrower has noted the content of a notice relating to the Personal Data (Privacy) Ordinance issued by the Bank as may be revised by the Bank from time to time (the “Notice”) and agrees that it is necessary to supply the Bank with data of the Borrower or as required by the Bank for assessment for granting the Facilities. The Borrower further authorizes the Bank to use the data of the Borrower for the purposes set out in the Notice and notes that data held by the Bank will be kept confidential but permits the Bank to provide such data to the persons listed, in the Notice or other persons including debt collecting agent(s) for the purposes stated in the Notice or any subsequent chargee, mortgagee or encumbrancer in respect of securities held by the Bank for the Facilities or in compliance with any laws, regulations or directions binding on the Bank or its branches/sub-branches. The Borrower further authorizes the Bank to contact any of the employers of the Borrower (if applicable), bank, referee or any other source for the purpose of obtaining or exchanging any information and to compare the information provided by the Borrower with other information collected by the Bank for checking purposes. The Bank is entitled to use the result of such comparison to take any action which may be adverse to the interest of or against the Borrower. The Borrower also consents to their data being transferred to another jurisdiction outside Hong Kong.

21.2	The Borrower undertakes at all times to notify the Bank in writing of any change of the particulars of the Borrower including without limitation the Borrower’s address, telephone number and facsimile number.

21.3	The Borrower agrees that the Bank may provide the following information to all or any guarantor(s) or provider(s) of security (the “Relevant Party(ies)”) in respect of any Facilities extended by the Bank to the Borrower:-

(a)	a copy of the contract evidencing the obligations to be guaranteed or secured by the Relevant Party(ies) or a summary thereof;

(b)	a copy of any formal demand for overdue payment served on the Borrower from time to time; and

(c)	a copy of the latest statement of accounts provided to the Borrower from time to time on request by the Relevant Party(ies).

21.4	In the case of an individual Borrower, the Borrower acknowledges that the Bank has provided him with the following information :

(a)	the Borrower’s data may be supplied to a credit reference agency and/or, in the Event of Default, to a debt collection agency;

(b)	the Borrower’s right to be informed, upon request, about what items of data are routinely disclosed to such credit reference agency and/or debt collection agency, and the Borrower’s right to be provided with further information to enable the making of a data access and correction request to the relevant credit reference agency or debt collection agency, as the case may be;

(c)	that, in the event of any default in payment, unless the amount in default is fully paid before the expiry of 60 days from the date such default occurred, the Borrower shall be liable to have his account data retained by the credit reference agency until the expiry of five years from the date of final settlement of the amount in default; and

(d)	that the Borrower, upon termination of the account by full payment and on condition that there has not been, within five years immediately before such account termination, any material default on the account, will have the right to instruct the Bank to make a request to the credit reference agency to delete from its database any account data relating to the terminated account.

22.	Assignment

22.1	The Bank may at any time, without consent of or notice to the Borrower, assign or transfer to any party all or any of its rights, benefits, obligations and liabilities under the Facilities and these General Terms and Conditions and the related collateral securities provided that the Borrower, at any time of such assignment or transfer, will not be liable to pay any greater amount than the Borrower would have been liable to pay had no assignment or transfer been made. The Bank may, and is hereby authorized to, disclose to any actual or potential assignee or transferee such information about the Borrower, the Facility Letter or anything in respect of the Facilities as the Bank shall consider appropriate. The Borrower may not assign or transfer any of its rights, benefits, obligations and/or liabilities under the Facilities and/or these General Terms and Conditions to any party except with the prior written consent of the Bank.

23.	Representations, warranties and undertakings

23.1	The Borrower makes the following representations and warranties :-

(a)	it is a company duly incorporate with limited liability under the laws of the place where it was incorporated (applicable where the Borrower is a limited company);

(b)	it has a valid and subsisting business registration certificate pursuant to the Business Registration Ordinance (Cap.310 of the Laws of Hong Kong) (where applicable);

(c)	it has the power and authority and the legal capacity to perform and observe its obligations under the Facility Letter(s), Security Documents and any other ancillary documents executed in the Bank’s favour;

(d)	all necessary corporate and other action (including but not limited to any corporate resolutions required to be passed by the Borrower’s shareholders and/or directors) under all applicable laws and regulations (including but not limited to the Borrower’s Memorandum and Articles of Association) to which the Borrower is subject has been taken to authorise the use of the Facilities and the execution, delivery and performance of these General Terms and Conditions, the relevant Facility Letter, the Security Documents (if applicable) and any other ancillary documents;

(e)	these General Terms and Conditions, the relevant Facility Letter, the Security Documents (if applicable) and any other ancillary documents constitute valid and legally binding obligations of the Borrower in accordance with their terms;

(f)	it is not in default of any payment of any principal of or interest on any indebtedness for borrowed money and is not in breach of or in default under any other provision of any indenture, deed of trusts, agreement or other instrument to which it is a party and under or subject to which any such indebtedness for borrowed money has been issued and is outstanding and no event, condition or act which with the giving of notice or lapse of time, or both, would constitute an event of default under any such indenture, deed of trust, agreement or other instrument has occurred or is continuing which has not been property waived or remedied thereunder;

(g)	it is not subject to any existing litigation or arbitration or administrative proceeding or petition for bankruptcy or winding up before any court, tribunal, arbitrator or governmental authority and is not pending any litigation or arbitration or administrative proceeding or petition for bankruptcy or winding up and it has no knowledge of (having made all reasonable enquiries) any litigation, arbitration or administrative proceeding or petition for bankruptcy or winding up threatened against the Borrower, or any of its properties or assets, which could result in a material adverse change in the business, assets or condition of the Borrower;

(h)	no Event of Default has occurred, or will occur as a result of execution of any of the Facility Letter(s), Security Documents and other ancillary documents and/or utilizing any of the Facilities, which has not been duly remedied or waived under the Facility Letter and/or these General Term and Conditions;

(i)	the above representations and warranties shall continue in full force and effect by reference to the facts and circumstances then existing whilst any part of the advances under the Facility(ies) remain outstanding; and

(j)	the above representations and warranties shall be repeated, where applicable, on each advance or drawing of the Facility(ies).

23.2	The Borrower undertakes with the Bank that it will, if applicable :

(a)	promptly notify the Bank in writing on becoming aware of the occurrence of any Event of Default or prospective Event of Default or any other events or circumstances which might materially and/or adversely affect the Borrower’s operations, prospects, business or condition (financial or otherwise) or the Borrower’s ability to perform its obligations hereunder and under the Facility Letter, other Security Document(s) or any other ancillary documents;

(b)	promptly and duly pay or cause to be paid all taxes, duties and other governmental charges imposed upon the Borrower;

(c)	promptly supply or procure to be supplied to the Bank annually the accounts (where appropriate, audited accounts) of the Borrower prepared according to internationally accepted accounting principal and standards;

(d)	from time to time upon the demand of the Bank provide or procure to be provided to the Bank further security acceptable to the Bank having current market value of not less than the then outstanding Facilities;

(e)	ensure that the Borrower’s obligations hereunder and under the Facility Letter, whether actual or contingent, are not subordinated to, and that they will at all times rank at least pari passu in priority of payment and in all other respects with any other of the Borrower’s unsecured obligations;

(f)	promptly notify the Bank in writing of any change of the Borrower’s particulars or the particulars of any third party security provider(s) in respect of the Borrower’s liabilities including without limitation its/their address(es) and/or telephone number(s) and/or facsimile number(s); and

(g)	promptly supply or procure to be supplied to the Bank such other documents or information required by the Bank from time to time.

23.3	In the case where the Borrower is a firm, partnership or company, that it undertakes with the Bank that it will NOT unless the Bank otherwise expressly agrees in writing:

(a)	merge, or consolidate with or into any other corporation or take any step with a view to dissolution, liquidation or winding up;

(b)	in any manner become or remain liable or contingently liable for any indebtedness or other obligation of any other person except as may be necessary in normal course of the Borrower’s day to day business;

(c)	make any material change to the nature of the Borrower’s business as presently carried on;

(d)	make any material change to the existing registered or ultimate beneficial shareholding or owner(s) of the Borrower (except if the Borrower is a company listed on any stock exchange);

(e)	create, incur or suffer or permit to exist any charge upon any of the Borrower’s property, assets, revenues and rights, present or future, except in favour of the Bank;

(f)	make loans, advance moneys, grant credit to or guarantee or indemnify the liability of any person, firm or company; or

(g)	make any change(s) to the Borrower’s Memorandum and Articles of Association (applicable if the Borrower is a limited company).

23.4	In the case where the Borrower is a firm, partnership or company, it undertakes with the Bank that it will promptly inform all withdrawing, retiring and joining partners in writing of the representations and warranties in this Clause 23.

24.	Events of Default

24.1	Without prejudice to the other provisions herein, all amounts (including principal and interest) due or owing by the Borrower to the Bank shall, without any demand, become immediately due and payable by the Borrower and the Bank shall not be required to make any further advances under any of the Facility(ies) upon the occurrence of any of the following events of default :-

(a)	the Borrower’s failure to pay any principal, interest, charges or other costs and expenses payable to the Bank on the due date;

(b)	the Borrower’s failure for any reason whatsoever to discharge promptly any obligations in respect of the Facilities or to comply with any undertakings (affirmative or negative) or covenants to the Bank howsoever and whenever arising;

(c)	the Borrower’s failure to pay any money, debts and liabilities owing or incurred, due but unpaid to the Bank in any manner howsoever or on any account whether as principal or surety and whether alone or jointly with any other person, firm or corporation;

(d)	any of the Borrower’s representations, warranties, undertakings or statements under the Facility Letter and/or these General Terms and Conditions or any information or document delivered by the Borrower to the Bank is incorrect or misleading in any respect or the Borrower is in breach of any such representations, warranties, undertakings or statements;

(e)	any distress, attachment, sequestion, execution or other legal process is levied, enforced or sued out on or against the assets of the Borrower and/or the party(ies) to the Security Documents;

(f)	an event occurs which, in the opinion of the Bank, will have a material adverse change in the financial position or affect or prevent the ability of the Borrower and/or any third party security provider in respect of the Borrower’s liabilities (the “relevant party(ies)”) to perform its/their obligations under the Facility Letter and/or the Security Documents;

(g)	a default occurs under the provisions of any agreement or instrument evidencing or securing the Borrower’s other indebtedness or any such indebtedness becomes payable or capable of being declared payable before its stated maturity and is not paid when due;

(h)	a petition is presented or proceedings are commenced or an order is made or an effective resolution is passed for the Borrower’s or relevant party(ies)’ bankruptcy or winding up or for the appointment of a liquidator, receiver, official administrator or similar officer in respect of the Borrower and/or the relevant party(ies) or all or any part of its/their business or assets or if the Borrower and/or the relevant party(ies) otherwise becomes insolvent or bankrupt under any court of law;

(i)	the Borrower and/or the relevant party(ies) fail to perform any obligations on their respective part contained in the Facility Letter and/or the Security Documents which is not capable of remedy or, if can be remedied, has not been remedied within seven days after notice from the Bank requiring its remedy;

(j)	any change in the legal or beneficial owner(s) of the Borrower without the prior written consent of the Bank;

(k)	any governmental, tax, monetary or other approval required of the Borrower or the relevant party(ies) under the Facility Letter or the Security Documents is withdrawn or revised in a way prejudicial to the Bank;

(I)	any event occurs which constitutes or, with the passing of time or the giving of notice or both, would constitute an event of default under any other agreement to which the Borrower or the relevant party(ies) is a party;

(m)	any present or future security on or over the assets of the Borrower or the relevant party(ies) becomes enforceable;

(n)	these General Terms and Conditions, the Facility Letter, any Security Document or any other ancillary documents is/are not or ceases to be in full force and effect; and

(o)	the occurrence of any event which under the law of any relevant jurisdiction, has an analogous or equivalent effect to any event mentioned in this Clause 24.1.

25.	Liability of the Bank

25.1	The Bank shall not be liable for any loss or damage suffered by the Borrower or any other person as a result of :-

(a)	the withdrawal or suspension of any transaction of the Borrower or for any failure to effect or execute any of the order or instruction from the Borrower whether it is attributable, either directly or indirectly, to any circumstances or events outside the control of the Bank; and/or

(b)	any mechanical, electronic or other failure, malfunction, interruption, inaccuracy or inadequacy of the Bank’s telecommunication and computer system or other equipment or its installation or operation; any incomplete or erroneous transmission of any instruction or order of the Borrower or any error in the execution of any such instruction or order (except gross negligence or wilful misconduct of the Bank’s authorized officers) nor for any delay, loss (including loss of profit or any economic loss), expenses or damages whatsoever incurred or suffered by the Borrower as a result thereof; and/or

(c)	any delay, interruption or suspension howsoever caused by airy third party, including but not limited to service providers or equipment suppliers, which interferes with, affects or disrupts the performance of the Bank hereunder.

25.2	In the case of any POD, the Bank shall have absolute discretion to refuse to purchase or discount any Payment Order without giving any reason therefor, In addition and without prejudice to the Bank’s right under all existing terms and conditions, the Bank has full recourse against the Borrower in respect of any or all of the Payment Orders purchased or discounted by the Bank from the Borrower and the Borrower shall refund to the Bank on demand at any time, whether prior to the maturity of the Payment Order or otherwise, the sum paid to the Borrower by way of the purchase or discount of the Payment Order together with interest thereon from the date of the Bank’s payment to the Borrower up to the refund by the Borrower in full.

26.	Financial Statements/Information

26.1	In case the Borrower is a limited company, the Bank shall be entitled, at any time and from time to time require the Borrower to furnish to the Bank :-

(a)	within ninety (90) days after the end of every six (6) months of each accounting period, copies of the unaudited financial statements of the Borrower and (if applicable) the Borrower’s subsidiary companies duly certified by the Borrower’s directors) and (if applicable) the directors) of the Borrower’s subsidiary companies to be true copies of the original unaudited financial statements; and

(b)	within one hundred and eighty (180) days from the close of the financial year of the Borrower or (if applicable) the Borrowers subsidiary companies, the original audited consolidated annual financial statements of the Borrower or (if applicable) the Borrower’s subsidiary companies for such year or copies of such audited consolidated annual financial statements duly certified by the Borrower’s directors) and (if applicable) the directors) of the Borrower’s subsidiary companies to be true copies of the original audited consolidated annual financial statements.

26.2	In case the Borrower is a sole-proprietorship or partnership, the Borrower shall furnish to the Bank at the request of the Bank copies of the Borrower’s financial statements duly certified by the sole-proprietor or partners) of the Borrower to be true copies of the original and such other information about the Borrower.

26.3	In case the Borrower is an individual, the Borrower shall furnish to the Bank at the request of the Bank certified copies of the Borrower updated income tax return, bank statements and such other information as the Bank shall from time to time require.

27.	Miscellaneous

27.1	Subject to prior notice to the Borrower, the Bank reserves the absolute right to vary the terms of the Facilities, to increase, reduce and/or cancel any Facility or any part thereof at any time and from time to time, including without limitation, the basis of calculation of any interest, charges, commissions, fees or default interest payable under the Facility Letter(s) and to vary these General Terms and Conditions (including without limitation the Default Margin or the Default Administrative Charges), to impose a commitment fee on the daily undrawn balance of the Facilities granted, and/or to impose any additional handling charges at such rate as determined by the Bank at its sole discretion.

27.2	No failure, delay or omission by the Bank in exercising any right, power, privilege or remedy shall impair such right, power, privilege or remedy or be construed as a waiver thereof, nor shall any single or partial exercise of any right, power, privilege or remedy preclude any further exercise of any other right power, privilege or remedy. Rights, powers, privileges and remedies herein provided are cumulative and do not exclude those provided by law.

27.3	Subject to Clause 27.4, any notice, demand or other communication to the Borrower shall be sent to the Borrower’s last known address or such other address as may have been notified in writing by the Borrower to the Bank and, if (i) delivered personally, shall be deemed to have been given at the time of such delivery; (ii) despatched by letter postage prepaid, shall be deemed to have been given twenty-four (24) hours after posting; and (iii) transmitted by facsimile or other electronic means, shall be deemed to have been given at the time of despatch, provided that the Bank may give oral notice to the Borrower and if it consists more than one person, any one of them, whether personally or through the telephone, and any oral notice so given shall be immediately effective and binding upon the Borrower. Any notice or communication to the Bank shall not be effective until actually received by the Bank. If the Borrower consists of more than one person, any notice, demand or other communication shall be effective on the Bank only if given by each of them and on all of them if given by the Bank to any of them.

27.4	The Bank reserves the right to notify the Borrower of any variation of these General Terms and Conditions or any fees or changes in the standard charges for or relating to the Facilities, the Default Margin, the default interest set out in Clause 6.2 above, the Default Administrative Charges or the basis of calculation of any of them by notice displayed or posted up in the Bank’s banking halls.

27.5	These General Terms and Conditions are in addition and without prejudice to the Bank’s rights under all existing or future securities and/or legal documents (if any) held by the Bank.

27.6	If the Borrower shall consist of more than one person and any Facilities are made available to such Borrowers jointly, the liabilities of the Borrowers to the Bank under those Facilities shall be joint and several and each and every provision of the Facility Letter and the terms herein shall be construed accordingly. If the Borrower is a firm (whether partnership or sole proprietorship), the Facility Letter and the terms herein shall be binding jointly and severally on all persons now or for the time being or at any time hereafter carrying on business in the name of the said firm or in succession to the said firm notwithstanding any change of members or constitution thereof.

27.7	Save as provided for in Clause 27.8, in case of conflict between (1) the terms of the Facility Letter, (2) these General Terms and Conditions and (3) any of the terms contained in the documentation mentioned in the relevant Facility Letter, (1) shall prevail over (2) and (3), and (3) shall prevail over (2).

27.8	In the case where mortgage/legal charge forms prescribed by the Hong Kong Housing Authority, Hong Kong Housing Society or other similar bodies or authorities are used, whenever there is any conflict between the terms of the Facility Letter, these General Terms and Conditions and any of the terms contained in the mortgage/legal charge forms, the terms of the mortgage/legal charge forms shall prevail.

27.9	Any provision in the Facility Letter and/or these General Terms and Conditions which is or is declared by any court or tribunal of competent jurisdiction to be illegal, invalid or unenforceable in any respect under applicable law shall be severed from the Facility Letter and/or these General Terms and Conditions (as the case may be) to the maximum extent permissible by such applicable law without in any manner affecting the legality, validity or enforceability of the remaining provisions of the Facility Letter and/or these General Terms and Conditions (as the case may be), all of which shall continue in full force and effect.

27.10	In the case where a facility is subject to a separate set of General Terms and Conditions, if there is any conflict between these General Terms and Conditions and the General Terms and Conditions for the specific facility, the latter shall prevail.

27.11	Unless contrary intention appears, words importing the singular number shall include the plural number and vice versa and words importing the masculine gender shall include the feminine gender and the neuter gender.

28.	Language

28.1	The Chinese version of the Facility Letter and these General Terms and Conditions are for reference only and if there is any conflict between the English version and the Chinese version, the English version shall prevail.

29.	Governing Law

29.1	The Facility Letter and these General Terms and Conditions shall be governed by and construed in accordance with the laws of Hong Kong. The Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the Hong Kong Court.